Exhibit 99.1

A-Mark Precious Metals Reports Fiscal First Quarter 2024 Results

Diluted Earnings per Share of $0.77

Repurchase of 171,268 Common Shares for $5.0 Million

Company reaffirms regular quarterly cash dividend policy of $0.20 per share

Credit Facility amended increasing liquidity and reclassifying debt to long term

El Segundo, CA – November 7, 2023 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading fully integrated precious metals platform, reported results for the fiscal first quarter ended September 30, 2023.

Management Commentary

"Our first quarter results demonstrate the strength and scalability of our fully-integrated platform to generate profitable results even during slower market conditions,” said A-Mark CEO Greg Roberts. “Despite the less favorable macro-economic environment and the softened demand we experienced compared to recent quarters, we delivered $0.77 per diluted share, $30.4 million of non-GAAP EBITDA, and continued to grow our Direct-to-Consumer customer base.

“During the first quarter we also repurchased a total of 171,268 shares of our common stock for $5.0 million, bringing our total treasury stock to $14.8 million as of September 30, 2023. We also amended our Trading Credit Facility during the quarter resulting in increased liquidity and a reclassification of our borrowings to long term.

“Looking ahead, we continue to actively evaluate investment opportunities to broaden our geographic presence and market reach. Our focus remains on strategic opportunities that will further enhance our fully-integrated platform and will generate value for our customers and stockholders. We also continue to invest in our minting and logistics operations to further expand capacity and drive efficiencies.

“Our commitment to generating stockholder value remains steadfast, and we remain optimistic that our diversified and proven business model will allow us to sustain profitability and realize growth over the long term.”

Fiscal First Quarter 2024 Operational Highlights

•
Gold ounces sold in the three months ended September 30, 2023 decreased 21% to 495,000 ounces from 629,000 ounces for the three months ended September 30, 2022, and decreased 39% from 814,000 ounces for the three months ended June 30, 2023
•
Silver ounces sold in the three months ended September 30, 2023 decreased 15% to 30.4 million ounces from 35.9 million ounces for the three months ended September 30, 2022, and decreased 33% from 45.3 million ounces for the three months ended June 30, 2023

•
As of September 30, 2023, the number of secured loans decreased 26% to 803 from 1,082 as of September 30, 2022, and decreased 9% from 882 as of June 30, 2023
•
Direct-to-Consumer new customers for the three months ended September 30, 2023 decreased 20% to 39,100 from 49,000 for the three months ended September 30, 2022, and decreased 57% from 90,400 for the three months ended June 30, 2023. For the three-month period ended June 30, 2023, approximately 32% of the new customers were attributable to the acquired customer list of BullionMax in June 2023
•
Direct-to-Consumer active customers for the three months ended September 30, 2023 decreased 24% to 106,400 from 139,900 for the three months ended September 30, 2022, and decreased 20% from 133,800 for the three months ended June 30, 2023
•
Direct-to-Consumer average order value for the three months ended September 30, 2023 increased $107, or 5% to $2,440 from $2,333 for the three months ended September 30, 2022, and decreased $848, or 26% from $3,288 for the three months ended June 30, 2023
•
JM Bullion’s average order value for the three months ended September 30, 2023 increased $88, or 4% to $2,239 from $2,151 for the three months ended September 30, 2022, and decreased $716, or 24% from $2,955 for the three months ended June 30, 2023

	Three Months Ended September 30,
	2023	2022
Selected Operating Metrics:
Gold ounces sold (1)	495,000	629,000
Silver ounces sold (2)	30,378,000	35,917,000
Number of secured loans at period end (3)	803	1,082
Direct-to-Consumer ("DTC") number of new customers (4)	39,100	49,000
Direct-to-Consumer number of active customers (5)	106,400	139,900
Direct-to-Consumer number of total customers (6)	2,387,400	2,062,000
Direct-to-Consumer average order value ("AOV") (7)	$2,440	$2,333
JM Bullion ("JMB") average order value (8)	$2,239	$2,151
CyberMetals number of new customers (9)	2,400	2,300
CyberMetals number of active customers (10)	2,500	2,000
CyberMetals number of total customers (11)	24,800	8,200
CyberMetals customer assets under management (12)	$6,000,000	$4,600,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

	Three Months Ended
	September 30, 2023	June 30, 2023
Selected Operating Metrics:
Gold ounces sold (1)	495,000	814,000
Silver ounces sold (2)	30,378,000	45,273,000
Number of secured loans at period end (3)	803	882
Direct-to-Consumer ("DTC") number of new customers (4)	39,100	90,400
Direct-to-Consumer number of active customers (5)	106,400	133,800
Direct-to-Consumer number of total customers (6)	2,387,400	2,348,300
Direct-to-Consumer average order value ("AOV") (7)	$2,440	$3,288
JM Bullion ("JMB") average order value (8)	$2,239	$2,955
CyberMetals number of new customers (9)	2,400	5,200
CyberMetals number of active customers (10)	2,500	1,700
CyberMetals number of total customers (11)	24,800	22,400
CyberMetals customer assets under management (12)	$6,000,000	$6,500,000

(1) Gold ounces sold represents the ounces of gold product sold and delivered to the customer during the period, excluding ounces of gold recorded on forward contracts.
(2) Silver ounces sold represents the ounces of silver product sold and delivered to the customer during the period, excluding ounces of silver recorded on forward contracts.
(3) Number of outstanding secured loans to customers that are primarily collateralized by precious metals at the end of the period.

(4) DTC number of new customers represents the number of customers that have registered or set up a new account or made a purchase for the first time during the period within the Direct-to-Consumer segment.

(5) DTC number of active customers represents the number of customers that have made a purchase during any month during the period within the Direct-to-Consumer segment.
(6) DTC number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past within the Direct-to-Consumer segment.
(7) DTC AOV represents the average dollar value of product orders (excluding accumulation program orders) delivered to the customer during the period within the Direct-to-Consumer segment.
(8) JMB AOV represents the average dollar value of product orders delivered to JMB's customers during the period.

(9) CyberMetals number of new customers represents the number of customers that have registered or set up a new account or have made a purchase for the first time during the period on the CyberMetals platform.

(10) CyberMetals number of active customers represents the number of customers that have made a purchase during any month during the period from the CyberMetals platform.
(11) CyberMetals number of total customers represents the aggregate number of customers that have registered or set up an account or have made a purchase in the past from the CyberMetals platform.
(12) CyberMetals customer assets under management represents the total value of assets managed by the Company on behalf of CyberMetals customers.

Fiscal First Quarter 2024 Financial Highlights

•
Revenues for the three months ended September 30, 2023 increased 31% to $2.48 billion from $1.90 billion for the three months ended September 30, 2022 and decreased 20% from $3.12 billion for the three months ended June 30, 2023
•
Gross profit for the three months ended September 30, 2023 decreased 36% to $49.4 million from $76.6 million for the three months ended September 30, 2022 and decreased 37% from $78.6 million for the three months ended June 30, 2023
•
Gross profit margin for the three months ended September 30, 2023 decreased to 1.99% of revenue, from 4.03% of revenue for the three months ended September 30, 2022, and declined from 2.52% of revenue in the three months ended June 30, 2023
•
Net income attributable to the Company for the three months ended September 30, 2023 decreased 58% to $18.8 million from $45.1 million for the three months ended September 30, 2022, and decreased 55% from $41.8 million for the three months ended June 30, 2023
•
Diluted earnings per share totaled $0.77 for the three months ended September 30, 2023, a 58% decrease compared to $1.83 for the three months ended September 30, 2022, and decreased 55% from $1.71 for the three months ended June 30, 2023
•
Adjusted net income before provision for income taxes, depreciation, amortization, and acquisition costs (“Adjusted net income before provision for income taxes” or “Adjusted net income”), a non-GAAP financial performance measure, for the three months ended September 30, 2023 decreased 56% to $26.8 million from $61.3 million for the three months ended September 30, 2022, and decreased 55% from $59.1 million for the three months ended June 30, 2023
•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP liquidity measure, for the three months ended September 30, 2023 decreased 51% to $30.4 million from $62.2 million for the three months ended September 30, 2022, and decreased 51% from $61.8 million for the three months ended June 30, 2023

	Three Months Ended September 30,
	2023	2022
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,484,618	$1,900,351
Gross profit	$49,405	$76,592
Depreciation and amortization expense	$(2,792)	$(3,184)
Net income attributable to the Company	$18,827	$45,125

Earnings per Share:
Basic	$0.81	$1.93
Diluted	$0.77	$1.83

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$26,779	$61,274
EBITDA	$30,448	$62,226

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 17-18

	Three Months Ended
	September 30, 2023	June 30, 2023
	(in thousands, except Earnings per Share)

Selected Key Financial Statement Metrics:
Revenues	$2,484,618	$3,119,355
Gross profit	$49,405	$78,610
Depreciation and amortization expense	$(2,792)	$(2,741)
Net income attributable to the Company	$18,827	$41,834

Earnings per Share:
Basic	$0.81	$1.80
Diluted	$0.77	$1.71

Non-GAAP Measures (1):
Adjusted net income before provision for income taxes	$26,779	$59,084
EBITDA	$30,448	$61,844

(1) See Reconciliation of U.S. GAAP to Non-GAAP Measures on pages 17-18

Fiscal First Quarter 2024 Financial Summary

Revenues increased 31% to $2.48 billion from $1.90 billion in the same year-ago quarter. Excluding an increase of $660.1 million of forward sales, revenues decreased $75.8 million or 5%, which was due to a decrease in gold and silver ounces sold, partially offset by higher average selling prices of gold and silver.

The Direct-to-Consumer segment contributed 13% and 23% of the consolidated revenue in the fiscal first quarters of 2024 and 2023, respectively. JMB’s revenue represented 12% of the consolidated revenues for the fiscal first quarter of 2024 compared with 20% for the prior year fiscal first quarter.

Gross profit decreased 36% to $49.4 million (1.99% of revenue) from $76.6 million (4.03% of revenue) in the same year-ago quarter. The decrease in gross profit was due to lower gross profits earned from both the Wholesale Sales & Ancillary Services and Direct-to-Consumer segments. The Direct-to-Consumer segment contributed 43% and 55% of the consolidated gross profit in the fiscal first quarters of 2024 and 2023, respectively. Gross profit contributed by JMB represented 36% of the consolidated gross profit in the fiscal first quarter of 2024 and 48% of the consolidated gross profit for the prior year fiscal first quarter.

Selling, general and administrative expenses increased 23% to $21.8 million from $17.8 million in the same year-ago quarter. The change was primarily due to an increase in consulting and professional fees of $2.0 million, an increase in compensation expense (including performance-based accruals) of $1.2 million, higher advertising costs of $0.4 million, an increase in insurance costs of $0.3 million, and an increase in information technology costs of $0.2 million.

Depreciation and amortization expense decreased 12% to $2.8 million from $3.2 million in the same year-ago quarter. The change was primarily due to a $0.5 million decrease in JMB’s intangible asset amortization expense.

Interest income increased 20% to $6.1 million from $5.1 million in the same year-ago quarter. The aggregate increase in interest income was primarily due to an increase in other finance product income of $0.7 million and an increase in interest income earned by our Secured Lending segment of $0.3 million.

Interest expense increased 60% to $9.8 million from $6.1 million in the same year-ago quarter. The increase in interest expense was primarily due to an increase of $3.2 million associated with our Trading Credit Facility (due to an increase in interest rates as well as increased borrowings) and the AMCF Notes (including amortization of debt issuance costs), as well as an increase of $0.5 million related to product financing arrangements.

Earnings from equity method investments increased 1% to $2.71 million from $2.68 million in the same year-ago quarter.

Net income attributable to the Company totaled $18.8 million or $0.77 per diluted share, compared to net income of $45.1 million or $1.83 per diluted share in the same year-ago quarter.

Adjusted net income before provision for income taxes for the three months ended September 30, 2023 totaled $26.8 million, a decrease of $34.5 million or 56% compared to $61.3 million in the same year-ago quarter. The decrease is principally due to lower net income before provision for income taxes.

EBITDA for the three months ended September 30, 2023 totaled $30.4 million, a decrease of $31.8 million or 51% compared to $62.2 million in the same year-ago quarter. The net decrease was principally due to lower net income of $26.3 million, lower income tax expense of $7.8 million, higher interest income of $1.0 million, and higher interest expense of $3.7 million.

Quarterly Cash Dividend Policy

A-Mark’s Board of Directors has re-affirmed its previously announced regular quarterly cash dividend policy of $0.20 per common share ($0.80 per share on an annual basis). The Company paid a $0.20 quarterly cash dividend on October 24, 2023 to stockholders of record as of October 10, 2023. It is expected that the next quarterly dividend will be paid in January 2024. The declaration of regular cash dividends in the future is subject to the determination each quarter by the Board of Directors, based on a number of factors, including the Company’s financial performance, available cash resources, cash requirements and alternative uses of cash and applicable bank covenants.

Conference Call

A-Mark will hold a conference call today (November 7, 2023) to discuss these financial results. A-Mark management will host the call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) followed by a question-and-answer period.

To participate, please call the conference telephone number 10 minutes before the start time and ask for the A-Mark Precious Metals conference call.

Webcast: https://www.webcaster4.com/Webcast/Page/2867/49261

U.S. dial-in number: 1-888-506-0062

International number: 1-973-528-0011

Access Code: 704909

The conference call will be webcast simultaneously and available for replay via the Investor Relations section of A-Mark’s website at www.amark.com. If you have any difficulty connecting with the conference call or webcast, please contact A-Mark’s investor relations team at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time through November 21, 2023.

Toll-free replay number: 1-877-481-4010

International replay number: 1-919-882-2331

Replay Passcode: 49261

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. is a leading fully integrated precious metals platform that offers an array of gold, silver, platinum, palladium, and copper bullion, numismatic coins, and related products to wholesale and retail customers via a portfolio of channels. The company conducts its operations through three complementary segments: Wholesale Sales & Ancillary Services, Direct-to-Consumer, and Secured Lending. The company’s global customer base spans sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, e-commerce customers, and other retail customers.

A-Mark’s Wholesale Sales & Ancillary Services segment distributes and purchases precious metal products from sovereign and private mints. As a U.S. Mint-authorized purchaser of gold, silver, and platinum coins since 1986, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has longstanding distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa, and the United Kingdom. The company sells more than 200 different products to e-commerce retailers, coin and bullion dealers, financial institutions, brokerages, and collectors. In addition, A-Mark sells precious metal products to industrial users, including metal refiners, manufacturers, and electronic fabricators.

Through its A-M Global Logistics subsidiary, A-Mark provides its customers with a range of complementary services, including managed storage options for precious metals as well as receiving, handling, inventorying, processing, packaging, and shipping of precious metals and coins on a secure basis. A-Mark’s mint operations, which are conducted through its wholly owned subsidiary Silver Towne Mint, enable the company to offer customers a wide range of proprietary coin and bar offerings and, during periods of market volatility when the availability of silver bullion from sovereign mints is often product constrained, preferred product access.

A-Mark’s Direct-to-Consumer segment operates as an omni-channel retailer of precious metals, providing access to a multitude of products through its wholly owned subsidiaries, JM Bullion and Goldline. JM Bullion is a leading e-commerce retailer of precious metals and operates seven separately branded, company-owned websites targeting specific niches within the precious metals market: JMBullion.com, ProvidentMetals.com, Silver.com, GoldPrice.org, SilverPrice.org, BGASC.com and BullionMax.com. JMB also owns CyberMetals.com, an online platform where customers can purchase and sell fractional shares of digital gold, silver, platinum, and palladium bars in a range of denominations. Goldline markets precious metals directly to the investor community through various channels, including television, radio, and telephonic sales efforts. A-Mark also holds minority ownership interests in four additional direct-to-consumer brands.

The company operates its Secured Lending segment through its wholly owned subsidiary, Collateral Finance Corporation (CFC). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors.

A-Mark is headquartered in El Segundo, CA and has additional offices and facilities in the neighboring Los Angeles area as well as in Dallas, TX, Las Vegas, NV, Winchester, IN, and Vienna, Austria. For more information, visit www.amark.com.

A-Mark periodically provides information for investors on its corporate website, www.amark.com, and its investor relations website, ir.amark.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and investor presentations.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities

Exchange Act of 1934. These include statements regarding expectations with respect to future profitability and growth, dividend declarations, the amount or timing of any future dividends, future macroeconomic conditions and demand for precious metal products, and the Company’s ability to effectively respond to changing economic conditions. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results or circumstances to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute the Company’s growth strategy, including the inability to identify suitable or available acquisition or investment opportunities; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate, which historically has favorably contributed to demand and volatility in the precious metals markets; potential adverse effects of the current problems in the national and global supply chains; increased competition for the Company’s higher margin services, which could depress pricing; the failure of the Company’s business model to respond to changes in the market environment as anticipated; changes in consumer demand and preferences for precious metal products generally; potential negative effects that inflationary pressure may have on our business; the inability of the Company to expand capacity at Silver Towne Mint, the failure of our investee companies to maintain, or address the preferences of, their customer bases; general risks of doing business in the commodity markets; and the strategic, business, economic, financial, political and governmental risks and other Risk Factors described in in the Company’s public filings with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Use and Reconciliation of Non-GAAP Measures

In addition to presenting the Company’s financial results determined in accordance with U.S. GAAP, management believes the following non-GAAP measures are useful in evaluating the Company’s operating performance: “adjusted net income before provision for income taxes” and “earnings before interest, taxes, depreciation and amortization” (“EBITDA”). Management believes the “adjusted net income before provision for income taxes” non-GAAP financial performance measure assists investors and analysts by facilitating comparison of period-to-period operational performance on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The items excluded from this financial measure may have a material impact on the Company’s financial results. Certain of those items are non-recurring, while others are non-cash in nature. Management believes the EBITDA non-GAAP liquidity measure assists investors and analysts by facilitating comparison of our business operations before investing activities, interest, and income taxes with other publicly traded companies. Non-GAAP measures do not have standardized definitions and should be considered in addition to, and not as a substitute for or superior to, the comparable measures prepared in accordance with U.S. GAAP, and should be read in conjunction with the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC. Management encourages investors and others to review the Company’s financial information in its entirety and not to rely on any single financial or liquidity measure.

In the Company’s reconciliation from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, the Company eliminates the impact of the following three amounts: (i) acquisition expenses; (ii) amortization expenses related to intangible assets acquired; and (iii) depreciation expense. The Company’s reconciliations from its reported U.S. GAAP “net income before provision for income taxes” to its non-GAAP “adjusted net income before provision for income taxes”, and “net income” and “net cash provided by (used

in) operating activities” to its non-GAAP “EBITDA” are provided below and are also included in the Company’s Quarterly Report on Form 10-Q to be filed with the SEC for the quarterly period ended September 30, 2023.

Company Contact:

Steve Reiner, Executive Vice President, Capital Markets & Investor Relations

A-Mark Precious Metals, Inc.

1-310-587-1410

sreiner@amark.com

Investor Relations Contact:

Matt Glover and Matthew Hausch

Gateway Group, Inc.

1-949-574-3860

AMRK@gateway-grp.com

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2023	June 30, 2023
	(unaudited)
ASSETS
Current assets
Cash	$48,245	$39,318
Receivables, net	34,315	35,243
Derivative assets	87,573	77,881
Secured loans receivable	99,167	100,620
Precious metals held under financing arrangements	19,279	25,530
Inventories:
Inventories	611,194	645,812
Restricted inventories	389,615	335,831
	1,000,809	981,643
Prepaid expenses and other assets	5,535	6,956
Total current assets	1,294,923	1,267,191
Operating lease right of use assets	4,823	5,119
Property, plant, and equipment, net	13,693	12,513
Goodwill	100,943	100,943
Intangibles, net	60,465	62,630
Long-term investments	91,220	88,535
Other long-term assets	13,170	8,640
Total assets	$1,579,237	$1,545,571
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Lines of credit	$—	$235,000
Liabilities on borrowed metals	21,727	21,642
Product financing arrangements	389,615	335,831
Accounts payable and other payables	8,800	25,465
Deferred revenue and other advances	151,169	181,363
Derivative liabilities	20,417	8,076
Accrued liabilities	14,564	20,418
Income tax payable	3,507	958
Notes payable	95,179	95,308
Total current liabilities	704,978	924,061
Lines of credit	270,000	—
Deferred tax liabilities	16,735	16,677
Other liabilities	4,439	4,440
Total liabilities	996,152	945,178
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, authorized 10,000,000 shares; issued and outstanding: none as of September 30, 2023 or June 30, 2023	—	—
Common stock, par value $0.01; 40,000,000 shares authorized; 23,842,677 and 23,672,122 shares issued and 23,335,674 and 23,336,387 shares outstanding as of September 30, 2023 and June 30, 2023, respectively	239	237
Treasury stock, 507,003 and 335,735 shares at cost as of September 30, 2023 and June 30, 2023, respectively	(14,778)	(9,762)
Additional paid-in capital	170,357	169,034
Accumulated other comprehensive loss	(838)	(1,025)
Retained earnings	426,679	440,639
Total A-Mark Precious Metals, Inc. stockholders’ equity	581,659	599,123
Noncontrolling interest	1,426	1,270
Total stockholders’ equity	583,085	600,393
Total liabilities, noncontrolling interest and stockholders’ equity	$1,579,237	$1,545,571

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except for share and per share data; unaudited)

	Three Months Ended September 30,
	2023	2022
Revenues	$2,484,618	$1,900,351
Cost of sales	2,435,213	1,823,759
Gross profit	49,405	76,592
Selling, general, and administrative expenses	(21,845)	(17,784)
Depreciation and amortization expense	(2,792)	(3,184)
Interest income	6,102	5,096
Interest expense	(9,823)	(6,130)
Earnings from equity method investments	2,709	2,677
Other income, net	273	527
Unrealized (losses) gains on foreign exchange	(94)	214
Net income before provision for income taxes	23,935	58,008
Income tax expense	(4,952)	(12,771)
Net income	18,983	45,237
Net income attributable to noncontrolling interest	156	112
Net income attributable to the Company	$18,827	$45,125
Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:
Basic	$0.81	$1.93
Diluted	$0.77	$1.83

Weighted average shares outstanding:
Basic	23,364,700	23,396,400
Diluted	24,532,600	24,685,200

A-MARK PRECIOUS METALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$18,983	$45,237
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	2,792	3,184
Amortization of loan cost	522	554
Share-based compensation	664	535
Earnings from equity method investments	(2,709)	(2,677)
Dividends and distributions received from equity method investees	269	551
Other	344	(40)
Changes in assets and liabilities:
Receivables, net	928	(13,808)
Secured loans receivable	—	368
Derivative assets	(9,692)	59,236
Precious metals held under financing arrangements	6,251	30,439
Inventories	(19,166)	115,522
Prepaid expenses and other assets	(878)	(1,738)
Accounts payable and other payables	(16,665)	22,447
Deferred revenue and other advances	(30,194)	7,638
Derivative liabilities	12,341	14,119
Liabilities on borrowed metals	85	(3,508)
Accrued liabilities	(10,686)	(8,282)
Income tax payable	2,549	9,845
Net cash (used in) provided by operating activities	(44,262)	279,622
Cash flows from investing activities:
Capital expenditures for property, plant, and equipment	(1,886)	(927)
Purchase of long-term investments	—	(500)
Secured loans receivable, net	1,458	38,540
Net cash (used in) provided by investing activities	(428)	37,113
Cash flows from financing activities:
Product financing arrangements, net	53,784	(115,662)
Dividends paid	(28,034)	(23,394)
Distributions paid to noncontrolling interest	—	(1,001)
Net borrowings and repayments under lines of credit	35,000	(152,000)
Proceeds from issuance of related party note	—	3,887
Repayments on notes payable to related party	(257)	—
Repurchases of common stock	(4,904)	—
Debt funding issuance costs	(2,625)	(170)
Proceeds from the exercise of share-based awards	960	63
Payments for tax withholding related to net settlement of share-based awards	(307)	(1,606)
Net cash provided by (used in) financing activities	53,617	(289,883)
Net increase in cash	8,927	26,852
Cash, beginning of period	39,318	37,783
Cash, end of period	$48,245	$64,635

Overview of Results of Operations for the Three Months Ended September 30, 2023 and 2022

Consolidated Results of Operations

The operating results for the three months ended September 30, 2023 and 2022 were as follows (in thousands, except per share data):

Three Months Ended September 30,	2023		2022		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,484,618	100.000%	$1,900,351	100.000%	$584,267	30.7%
Gross profit	49,405	1.988%	76,592	4.030%	$(27,187)	(35.5%)
Selling, general, and administrative expenses	(21,845)	(0.879%)	(17,784)	(0.936%)	$4,061	22.8%
Depreciation and amortization expense	(2,792)	(0.112%)	(3,184)	(0.168%)	$(392)	(12.3%)
Interest income	6,102	0.246%	5,096	0.268%	$1,006	19.7%
Interest expense	(9,823)	(0.395%)	(6,130)	(0.323%)	$3,693	60.2%
Earnings from equity method investments	2,709	0.109%	2,677	0.141%	$32	1.2%
Other income, net	273	0.011%	527	0.028%	$(254)	(48.2%)
Unrealized (losses) gains on foreign exchange	(94)	(0.004%)	214	0.011%	$(308)	(143.9%)
Net income before provision for income taxes	23,935	0.963%	58,008	3.052%	$(34,073)	(58.7%)
Income tax expense	(4,952)	(0.199%)	(12,771)	(0.672%)	$(7,819)	(61.2%)
Net income	18,983	0.764%	45,237	2.380%	$(26,254)	(58.0%)
Net income attributable to noncontrolling interest	156	0.006%	112	0.006%	$44	39.3%
Net income attributable to the Company	$18,827	0.758%	$45,125	2.375%	$(26,298)	(58.3%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.81		$1.93		$(1.12)	(58.0%)
Diluted	$0.77		$1.83		$(1.06)	(57.9%)

Overview of Results of Operations for the Three Months Ended September 30, 2023 and June 30, 2023

Consolidated Results of Operations

The operating results for the three months ended September 30, 2023 and June 30, 2023 were as follows (in thousands, except per share data):

	Three Months Ended

	September 30, 2023		June 30, 2023		Change
	$	% of revenue	$	% of revenue	$	%
Revenues	$2,484,618	100.000%	$3,119,355	100.000%	$(634,737)	(20.3%)
Gross profit	49,405	1.988%	78,610	2.520%	$(29,205)	(37.2%)
Selling, general, and administrative expenses	(21,845)	(0.879%)	(22,844)	(0.732%)	$(999)	(4.4%)
Depreciation and amortization expense	(2,792)	(0.112%)	(2,741)	(0.088%)	$51	1.9%
Interest income	6,102	0.246%	6,064	0.194%	$38	0.6%
Interest expense	(9,823)	(0.395%)	(8,925)	(0.286%)	$898	10.1%
Earnings from equity method investments	2,709	0.109%	5,300	0.170%	$(2,591)	(48.9%)
Other income, net	273	0.011%	662	0.021%	$(389)	(58.8%)
Unrealized (losses) gains on foreign exchange	(94)	(0.004%)	116	0.004%	$(210)	(181.0%)
Net income before provision for income taxes	23,935	0.963%	56,242	1.803%	$(32,307)	(57.4%)
Income tax expense	(4,952)	(0.199%)	(14,305)	(0.459%)	$(9,353)	(65.4%)
Net income	18,983	0.764%	41,937	1.344%	$(22,954)	(54.7%)
Net income attributable to noncontrolling interest	156	0.006%	103	0.003%	$53	51.5%
Net income attributable to the Company	$18,827	0.758%	$41,834	1.341%	$(23,007)	(55.0%)

Basic and diluted net income per share attributable to A-Mark Precious Metals, Inc.:

Per Share Data:
Basic	$0.81		$1.80		$(0.99)	(55.0%)
Diluted	$0.77		$1.71		$(0.94)	(55.0%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2023 and 2022

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2023 and 2022 follows (in thousands):

Three Months Ended September 30,	2023	2022	Change
	$	$	$	%
Net income before provision for income taxes	$23,935	$58,008	$(34,073)	(58.7%)
Adjustments:
Acquisition costs	52	82	$(30)	(36.6%)
Amortization of acquired intangibles	2,165	2,711	$(546)	(20.1%)
Depreciation expense	627	473	$154	32.6%
Adjusted net income before provision for income taxes (non-GAAP)	$26,779	$61,274	$(34,495)	(56.3%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2023 and 2022 follows (in thousands):

Three Months Ended September 30,	2023	2022	Change
	$	$	$	%
Net income	$18,983	$45,237	$(26,254)	(58.0%)
Adjustments:
Interest income	(6,102)	(5,096)	$1,006	19.7%
Interest expense	9,823	6,130	$3,693	60.2%
Amortization of acquired intangibles	2,165	2,711	$(546)	(20.1%)
Depreciation expense	627	473	$154	32.6%
Income tax expense	4,952	12,771	$(7,819)	(61.2%)
	11,465	16,989	$(5,524)	(32.5%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$30,448	$62,226	$(31,778)	(51.1%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash (used in) provided by operating activities	$(44,262)	$279,622	$(323,884)	(115.8%)
Changes in operating working capital	65,127	(232,278)	$297,405	128.0%
Interest expense	9,823	6,130	$3,693	60.2%
Interest income	(6,102)	(5,096)	$1,006	19.7%
Income tax expense	4,952	12,771	$(7,819)	(61.2%)
Dividends and distributions received from equity method investees	(269)	(551)	$(282)	(51.2%)
Earnings from equity method investments	2,709	2,677	$32	1.2%
Share-based compensation	(664)	(535)	$129	24.1%
Amortization of loan cost	(522)	(554)	$(32)	(5.8%)
Other	(344)	40	$(384)	(960.0%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$30,448	$62,226	$(31,778)	(51.1%)

Reconciliation of U.S. GAAP to Non-GAAP Measures for the Three Months Ended September 30, 2023 and June 30, 2023

A reconciliation of net income before provision for income taxes to adjusted net income before provision for income taxes for the three months ended September 30, 2023 and June 30, 2023 follows (in thousands):

	Three Months Ended
	September 30, 2023	June 30, 2023	Change
	$	$	$	%
Net income before provision for income taxes	$23,935	56,242	$(32,307)	(57.4%)
Adjustments:
Acquisition costs	52	101	$(49)	(48.5%)
Amortization of acquired intangibles	2,165	2,150	$15	0.7%
Depreciation expense	627	591	$36	6.1%
Adjusted net income before provision for income taxes (non-GAAP)	$26,779	$59,084	$(32,305)	(54.7%)

A reconciliation of net income to EBITDA, and operating cash flows to EBITDA for the three months ended September 30, 2023 and June 30, 2023 follows (in thousands):

	September 30, 2023	June 30, 2023	Change
	$	$	$	%
Net income	$18,983	$41,937	$(22,954)	(54.7%)
Adjustments:
Interest income	(6,102)	(6,064)	$38	0.6%
Interest expense	9,823	8,925	$898	10.1%
Amortization of acquired intangibles	2,165	2,150	$15	0.7%
Depreciation expense	627	591	$36	6.1%
Income tax expense	4,952	14,305	$(9,353)	(65.4%)
	11,465	19,907	$(8,442)	(42.4%)

Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$30,448	$61,844	$(31,396)	(50.8%)

Reconciliation of Operating Cash Flows to EBITDA:
Net cash used in operating activities	$(44,262)	$(73,572)	$(29,310)	(39.8%)
Changes in operating working capital	65,127	116,110	$(50,983)	(43.9%)
Interest expense	9,823	8,925	$898	10.1%
Interest income	(6,102)	(6,064)	$38	0.6%
Income tax expense	4,952	14,305	$(9,353)	(65.4%)
Dividends received from equity method investees	(269)	(427)	$(158)	(37.0%)
Earnings from equity method investments	2,709	5,300	$(2,591)	(48.9%)
Share-based compensation	(664)	(569)	$95	16.7%
Deferred income taxes	—	(1,836)	$1,836	100.0%
Amortization of loan cost	(522)	(485)	$37	7.6%
Other	(344)	157	$(501)	(319.1%)
Earnings before interest, taxes, depreciation, and amortization (non-GAAP)	$30,448	$61,844	$(31,396)	(50.8%)